UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700
Houston, Texas  77002
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.        Regulation FD Disclosure.

On July 21, 2015, by  Eagle Rock Energy Partners, L.P. (the "Partnership") issued a press release announcing, among other things, its cash distribution for the quarter ended June 30, 2015.

In the press release, the Partnership further disclosed that it will announce earnings for the quarter ended June 30, 2015 after the market closes on Wednesday, July 29, 2015, and hold an earnings conference call at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on Thursday, July 30, 2015.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being “furnished” pursuant to Item and 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

On July 21, 2015, the Partnership issued a press release announcing, among other things, that it will pay a cash distribution of $0.07 per common unit (including eligible restricted common units) to all common unitholders (as to common units and eligible restricted common units), for the quarter ended June 30, 2015. The Partnership will pay this distribution on August 14, 2015 to its common unitholders (as to common units and eligible restricted common units) of record as of close of business on August 6, 2015.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.        Description

99.1	Press release dated July 21, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: July 21, 2015	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.        Description

99.1	Press release dated July 21, 2015.